Exhibit 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Bryan L. Hughes, Chief Financial Officer of Winnebago Industries, Inc. (the "Company"), hereby certify that to my knowledge:

a.
The Annual Report on Form 10-K for the year ended August 26, 2017 (the "Report") of the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

b.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 20, 2017	By:	/s/ Bryan L. Hughes
Bryan L. Hughes
Vice President, Chief Financial Officer